                                                                   EXHIBIT 10.34


                            JOINT VENTURE AGREEMENT
                            -----------------------

     THIS JOINT VENTURE AGREEMENT (the "Agreement") is made as of this 4th day
                                                                       ---
of March, 1994, by and between Cambridge Industries, Inc., a corporation
   -----
organized and existing under the laws of the State of Michigan ("Cambridge"), Erpe Ernst Pelz Vertriebs GmbH, a corporation organized and existing under the laws of the Republic of Germany ("Erpe") and Empe Ernst Pelz GmbH & Co. KG, a corporation organized and existing under the laws of the Republic of Germany ("Empe") (Empe and Erpe are sometimes jointly and severally referred to herein as "Empe/Erpe" and Cambridge and Empe/Erpe are sometimes individually referred to herein as a "Party" and collectively as the "Parties").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Parties desire to establish a corporate joint venture for the purposes specified herein; and

     WHEREAS, the Parties are entering into this Agreement to evidence their respective promises, covenants and undertakings in respect of such joint venture.

     NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Cambridge and Empe/Ernst hereby agree as follows:

1.   FORMATION OF THE JOINT VENTURE.
     ------------------------------

     1.1  Name and State of Incorporation. As soon as practicable after the date
          -------------------------------
of this Agreement, the Parties shall cause a corporation to be incorporated under the laws of the State of Michigan, the name of which shall be "CE Automotive Trim Systems, Inc," or such other name as shall be agreed upon by the Parties (the "Corporation"). The Corporation may adopt such other assumed names as shall be determined by its Board of Directors pursuant to Section 1.6F hereof.

     1.2  Articles of Incorporation. The Articles of Incorporation of the
          -------------------------
Corporation shall be in substantially the form of Exhibit A to this Agreement (the "Articles of Incorporation"). The Articles of Incorporation may be amended as provided in the Michigan Business Corporation Act, as amended (the "MBCA").

     1.3  Bylaws. The Bylaws of the Corporation shall be in the form of Exhibit
          ------
B to this Agreement (the "Bylaws"). The Bylaws may be amended only by the shareholders of the Corporation as provided in the Bylaws.

     1.4  Purposes of the Corporation. The purposes of the Corporation shall be
          ---------------------------
solely to:

           A. Market on a global basis the fibre and plastics interior trim components, subsystems and systems of each of the Parties in both North America and Europe. As a part of this process educate the North American market about the benefits of Empe's/Erpe's fibre technology and introduce European OEM's to Cambridge's plastic technology.

           B. Develop new products, processes and technologies based on Empe's/Erpe's fibre expertise and Cambridge's plastic expertise using the most appropriate material and manufacturing processes to meet the customer's design and engineering requirements for interior trim components, systems and subsystems.

           C. Develop the ability to manufacture fibre mats in North America in response to OEM's concerns about lack of capacity and the very limited North American supply base.

           D. Conduct such other business activities as may be agreed upon in writing by the Parties from time to time.

     1.5   Capitalization.
           --------------

           A. The Corporation shall have an authorized capitalization of 50,000 shares of Common Stock ("Common Stock") which shall be divided equally into two classes: Class A Common Stock ("Class A Stock") and Class B Common Stock ("Class B Stock"). The Common Stock shall have the relative voting, distribution, dividend, liquidation and other rights, preferences and limitations as stated in the Articles of Incorporation.

           B. Cambridge hereby subscribes for 25,000 shares of Class A Stock and Erpe hereby subscribes for 25,000 shares of Class B Stock. The subscription price paid by each such Party for such shares of Common Stock shall be $1.00
(USD) per share (an aggregate of $25,000.00 (USD)). Each such Party shall pay to the Corporation the aggregate subscription price as promptly as practicable after the Corporation is incorporated.

           C. No Party shall have any obligation to make any further capital contributions or to provide any financing of any character whatsoever except as it may otherwise agree in writing from time to time.

           D. Each Party hereby represents, warrants and agrees that the subscription and purchase of Common Stock by such Party set forth in Section 1.5B is for its own account and for investment purposes only and not with a view toward resale or other distribution. Each Party hereby further acknowledges and agrees that the shares of Common Stock to be issued to such Party will not have been registered or qualified under the Securities Act of 1933, the Michigan Uniform Securities Act or the securities laws of any state, and may not and will not be assigned, transferred, sold or disposed of unless so registered or unless an appropriate exemption from such registration is available. Appropriate legends to the foregoing effect will be set forth on the certificates representing all shares of Common Stock of the Corporation. A notation of the foregoing restrictions will be placed in the records of the Corporation.

          E. Each Party further represents and warrants that (i) it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Corporation and it is capable of making an informed investment decision with respect to this investment; (ii) it has been furnished with all information that it has requested and which it deems necessary and appropriate to enable it to make an informed decision concerning an investment in the Corporation; (iii) it has been afforded the opportunity to ask questions concerning the investment and it has read and understands all information provided to it relating it to such investment; (iv) its financial condition is such that it is able to bear the risks of an investment in the Corporation for an indefinite period of time; and
(v) the Common Stock has not been offered or sold by means of any general advertising or general solicitation.

     1.6  Board of Directors.
          ------------------

          A. The Board of Directors of the Corporation shall at all times be comprised of an even number of directors of not less than two (2) nor more than eight (8) as determined from time to time by the holders of the Class A Stock and the Class B Stock. The holder of the Class A Stock and the holder of the Class B Stock, each voting separately as a class, shall at all times each be entitled to elect an equal number of directors to the Board of Directors of the corporation.

          B. The initial Board of Directors shall consist of the following four (4) directors who shall be elected by the incorporators of the Corporation but who, for the purpose of this Agreement and the Bylaws of the Corporation, shall be deemed to have been elected by the indicated holders of Common Stock:
Richard S. Crawford and Richard Warnick, each of whom shall be deemed to have been elected by Cambridge as holder of the Class A Stock, and P.F. Strohmaier and H.P. Scheuer, each of whom shall be deemed to have been elected by Empe/Erpe as holder of the Class B Stock. The initial directors shall serve in such capacity, until the next annual meeting of shareholders of the Corporation and until their respective successors shall have been duly elected and qualify, or until earlier death, resignation or removal.

          C. In the event a vacancy in the Board of Directors is created by death, resignation, removal or otherwise, such vacancy shall be filled only as provided in the Articles of Incorporation. Directors can be removed, with or without cause, only by the holder of the class of Common Stock who elected such director.

          D. The Board of Directors of the Corporation shall hold meetings at such times as specified in, and in accordance with, the Bylaws of the Corporation.

          E. A majority of the directors then in office (which must include at least one director elected by the holder of each class of Common Stock) shall constitute a quorum of the Board of Directors for the transaction of business. The affirmative vote of a majority of the directors then in office (which must include the affirmative vote of at least one director elected by the holder of each class of Common Stock) shall constitute action by the Board of Directors.

          F. Except as otherwise provided in this Agreement, the business and affairs of the Corporation shall be managed by the Board of Directors. Without limiting the generality of the foregoing, none of the following actions shall be taken by the Corporation unless approved by the Board of Directors (and such additional approvals as may be required of the shareholders of the Corporation under the MBCA):

               (i) Adoption or amendment of the operating plans and forecasts of the Corporation prepared in accordance with Section 2.2 hereof;

              (ii)  Declaration or payment of dividends or other distributions;

             (iii) Transactions between the Corporation and either of the Parties or their Affiliates and transactions between the Corporation and any member of the Board of Directors or officer of the Corporation;

              (iv) Appointment or termination of, or determination of or change in the terms of employment or compensation of, or entry into, amendment or termination of any employment agreement with, any employee of the Corporation, or the adoption, amendment or termination of any employee benefit plan;

               (v) Any contract or commitment resulting in an obligation or expenditure in the aggregate in excess of $10,000(USD), or any material amendment thereof, which has not been expressly provided for in the operating plan prepared in accordance with Section 2.2 hereof and adopted by the Board of Directors of the Corporation in accordance with subsection
                    (i) of this Section;

              (vi) Any borrowing of money or other commitment of the credit of the Corporation other than indebtedness to trade creditors incurred in the ordinary course of business;

             (vii) Any voluntary prepayment of debt or extension of debt incurred by the Corporation;

            (viii) Any assignment, transfer, pledge, compromise or release of any claim or debt due the Corporation in excess of $10,000(USD) except upon full payment thereof;

              (ix) Any technical cooperation, technology transfer, license or similar agreement between the Corporation and any other Person;

               (x) Determination of the coverage, terms and conditions of workers' compensation, general liability, product liability and casualty and other insurance for the Corporation;

              (xi) The acquisition, construction, lease, mortgage, pledge, sale, disposition or subjection to any lien of any material personal or real property unless such transactions have been provided for in the operating plan prepared in accordance with Section 2.2 hereof and adopted by the Board of Directors in accordance with subsection (i) of this Section;

             (xii) The acquisition of shares or other securities of any other Person, the entry into any joint venture, partnership or similar transaction with any other Person, the purchase or redemption by the Corporation of any of its Common Stock, or the issuance of Common Stock or any options, warrants, rights or other securities convertible into, exercisable or exchangeable for, or which otherwise relate to the Common Stock;

            (xiii) Adoption or changing of financial, accounting or organizational procedures, appointment of the Corporation's independent auditors, and approval of annual financial statements;

             (xiv) Commencement or settlement of any litigation, arbitration or similar proceeding (1) which involves claims in excess of $10,000 (USD) or (2) which might (if adversely decided) have a material adverse effect on the financial condition, business or operations of the Corporation;

              (xv) The setting of investment guidelines regarding Corporation funds;

             (xvi)  The making of any charitable contributions or donations;

            (xvii)  Approval of minutes of meetings of the Board of Directors;

           (xviii) Appointment of officers of the Corporation, except as otherwise contemplated in Section 1.7 hereof;

             (xix)  Adoption of an assumed name by the Corporation; and

              (xx) Adoption or approval of any plan of merger or plan of share exchange;

             (xxi) The establishment and determination of the duties, powers and authority of any committee of the Board of Directors;

            (xxii) Determination of products to be developed and/or sold by the Corporation; and

           (xxiii) Any other matter that would require consent or approval of directors under the MBCA.

     1.7  Officers of the Corporation.
          ---------------------------

          A. Promptly after the incorporation of the Corporation shall have been completed pursuant to Section 1 hereof, the Parties shall cause the Board of Directors of the Corporation to appoint the following individuals to the offices of the Corporation set forth opposite their names, and such individuals shall hold such offices until the next Organizational Meeting of the Board of Directors and until their respective successors shall have been duly elected and qualified, or until earlier resignation or removal:

          P.F. Strohmaier          Chairman of the Board
          Richard S. Crawford      President
          Richard Warnick          Treasurer
          H.P. Scheuer             Secretary

          B. The Board of Directors of the Corporation shall appoint annually at its Organizational Meeting held as provided in the Bylaws a Chairman of the Board, President, Secretary and Treasurer. The Parties shall cause their representatives on the Board of Directors to appoint such officers in such a manner so that for the remainder of 1994 and for a period of two (2) fiscal years thereafter a person designated by the holder of the Class A Stock shall be the President and Treasurer of the Corporation and a person designated by the holder of the Class B Stock shall be the Chairman of the Board and Secretary of the Corporation, unless such holder otherwise agrees in writing. After such period and every following two (2) fiscal year periods, the designation of persons to hold the offices of President and Treasurer and of Chairman of the Board and Secretary shall alternate to the holder of the other class of Common Stock and the Parties shall cause their representatives on the Board of Directors to appoint to such offices the persons designated by the holders of such classes of Common Stock.

          C. The Board of Directors may also appoint such vice presidents, assistant vice presidents, assistant treasurers and assistant secretaries as shall be determined by the Board of Directors of the Corporation from time to time. The President shall be designated as the Chief Executive Officer of the Corporation.

2.   FINANCIAL MATTERS.
     -----------------

     2.1  Borrowing by the Corporation. If the Board of Directors of the
          ----------------------------
Corporation determines that the Corporation requires funds in addition to those funds received by the Corporation pursuant to the share subscriptions described in Section 1.5 hereof, the Corporation will first attempt to obtain such funds through additional capital contributions or loans to the Corporation by either or both of the Parties. If such funds are not so obtained, the Corporation may borrow funds from sources and upon such terms and conditions as the Board of Directors of the Corporation authorizes and permits pursuant to Section 1.6F hereof.

     2.2  Operating Plans.
          ---------------

          A. Attached as Exhibit C hereto is the initial operating plan for the Corporation which operating plan sets forth the business objectives and plans of the Corporation which operating plan sets forth the business objectives and plans of the Corporation. As promptly as practicable the Board of Directors will prepare and adopt, pursuant to Section 1.6F, a forecast with respect to the first fiscal year of the Corporation and the following fiscal year, setting forth, in reasonable detail the projected profits or losses, expenses and liabilities of the Corporation and will submit such forecast to the Parties.

          B. Thereafter, at least ninety (90) days prior to the first day of each fiscal year of the Corporation, the Board of Directors of the Corporation shall submit to the Parties an operating plan with respect to such fiscal year, which shall have been adopted by the Board of Directors pursuant to Section 1.6F hereof and which plan shall set forth in reasonable detail the business objectives and plans of the Corporation, and a forecast with respect to such fiscal year and the following fiscal year, which forecast shall set forth in reasonable detail the projected profits or losses, expenses and liabilities of the Corporation.

     2.3  Accounting Principles. The Corporation shall keep books and records of
          ---------------------
account in accordance with United States generally accepted accounting principles consistently applied, except as the Board of Directors of the Corporation may otherwise determine. The Corporation shall adopt such accounting systems and make such tax elections as the Board of Directors deems appropriate.

     2.4  Financial Statements. The Corporation shall prepare and distribute to
          --------------------
the Parties annual audited financial statements within a reasonable period of time subsequent to the close of each fiscal year of the Corporation and unaudited monthly financial statements within a reasonable period of time subsequent to the end of each month, unless the Parties agree otherwise in writing.

     2.5  Fiscal Year. The fiscal year of the Corporation shall be as determined
          -----------
by the Board of Directors from time to time.

     2.6  Inspection of Books and Records. Each of the Parties, and their
          -------------------------------
authorized representatives, shall at all times have the right during usual business hours and upon reasonable advance written notice to the Corporation to inspect and copy, without specifying any proper purpose, the Corporation's stock ledger, a list of shareholders and all other books and records of the Corporation.

3.   ANCILLARY MATTERS.
     -----------------

     3.1  Manufacturing and Related Arrangements. All products to be developed
          --------------------------------------
and/or sold by the Corporation will be determined by the Board of Directors of the Corporation pursuant to Section 6.2F on a case by case basis. The Parties intend that initially any products developed and/or sold by the Corporation will be manufactured by one of the Parties or an Affiliate (as defined in Section 4.5) of a Party as determined by the Board of Directors of the Corporation on a case by case basis, which determination will be made after consideration of all appropriate factors, including, by way of example and not of limitation, (a) manufacturing costs, (b) location and preference of customers, and (c) engineering, technology and service requirements and capabilities of each of the Parties. The Parties also intend that the Party which will not (and whose Affiliates will not) be the manufacturer of the particular product developed and/or sold by the Corporation will receive license fees, royalties or other compensation with respect to such product as may be determined by the Board of Directors of the Corporation on a case by case basis. It is further intended that the Parties (or their Affiliates, as applicable) and the Corporation will enter into such definitive agreements and arrangements as may be appropriate from time to time to fully define their business relationships and to put into place and give effect to the foregoing provisions of this Section 3.1.

     3.2  Right of Last Refusal. The Parties further intend that each will grant
          ---------------------
to the other a right of last refusal upon such terms and conditions as may be agreed upon by the Parties from time to time and set forth in definitive agreements between the Parties (or Affiliates of the Parties) to supply any components to the other Party that are not produced by such other Party or its Affiliates.

     3.3  Representation Arrangements. It is intended that the Corporation will
          ---------------------------
be a representative of interior trim components manufactured by Cambridge and its Affiliates for sale to customers located in Europe for use in Europe and that the Corporation will be a representative of interior trim components manufactured by Empe/Erpe and its Affiliates for sale to customers located in North America for use in North America other than (a) wood trims for automotive ornamentation and (b) decorated technical surfaces finished on aluminium clad to a supporting plastic injection molding, in each case pursuant to definitive agreements to be entered into by the Parties with the Corporation.

     3.4  Compliance with Applicable Laws. All business relationships and
          -------------------------------
definitive agreements and arrangements referred to in Sections 3.1 - 3.3 hereof shall be structured to comply with all applicable laws.

     3.5  Non-Competition.
          ---------------

          A. Cambridge covenants and agrees with Empe/Erpe and the Corporation as follows:

               (i) neither it nor any of its Affiliates will, until the earlier to occur of its sale or other disposition of the Class A Stock owned by it pursuant to the provisions of this Agreement or the dissolution of the Corporation (without the prior written consent of the Corporation and Empe/Erpe), directly or indirectly, (1) sell to customers located in Europe for use in Europe any fibre based interior trim components other than through the Corporation as its representative or (2) manufacture or sell any new product that is the same, or substantially the same, as may hereinafter be developed and manufactured by the Corporation to customers located in North America or Europe for use in North America or Europe in any manner whatsoever. By way of example and not of limitation, Cambridge and its Affiliates will not, either individually or in partnership or jointly, or in conjunction with any other Person as principal, agent, shareholder, partner, employee, consultant, independent contractor, licensor or in any other manner whatsoever, carry on or be engaged in the management, operation or control of, or lend money to or guarantee the debts or obligations of, or permit its name or any part thereof to be used by any Person engaged in, or license or grant any right to any third party with respect to technology or other intellectual property for use in, any business actively not permitted to Cambridge under this Section (except for any equity investment in a public company whose shares are listed on a recognized stock exchange or the National Association of

                    Securities Dealers Inc. Automated Quotation System where such investment does not in the aggregate exceed 5% of the issued equity shares of such company).


               (ii) neither it nor any of its Affiliates will, until the earlier to occur of its sale or other disposition of the Class A Stock owned by it pursuant to the provisions of this Agreement or the dissolution of the Corporation (without the prior written consent of the Corporation and Empe/Erpe) knowingly entice away or otherwise attempt to obtain the withdrawal of any employee of the Corporation.

          B. Empe/Erpe covenant and agree with Cambridge and the Corporation as follows:

               (i) neither of them nor any of their respective Affiliates will, until the earlier to occur of Erpe's sale or other disposition of the Class B Stock owned by it pursuant to the provisions of this Agreement or the dissolution of the Corporation (without the prior written consent of the Corporation and Cambridge), directly or indirectly, (1) sell to customers located in North America for use in North America any interior trim components other than through the Corporation as its representative other than (a) wood trims for automotive ornamentation and (b) decorated technical surfaces finished on aluminum clad to a supporting plastic injection molding, or (2) manufacture or sell any new product that is the same, or substantially the same, as may hereinafter be developed and manufactured by the Corporation to customers located in Europe or North America for use in Europe or North America in any manner whatsoever. By way of example and not of limitation, Empe/Erpe and their respective Affiliates will not, either individually or in partnership or jointly, or in conjunction with any other Person as principal, agent, shareholder, partner, employee, consultant, independent contractor, licensor or in any other manner whatsoever, carry on or be engaged in the management, operation or control of, or lend money to or guarantee the debts or obligations of, or permit its name or any part thereof to be used by any Person engaged in, or license (other than the license already granted to Findlay, Inc.) or grant any right to any third party with respect to technology or other intellectual property for use in, any business activity not permitted to Empe/Erpe under this Section (except for any equity investment in a public company whose shares are listed on a recognized stock exchange or the National Association of Securities Dealers Inc. Automated Quotation Systems where such investment does not in the aggregate exceed 5% of the issued equity shares of such company).

               (ii) neither of them nor any of their respective Affiliates will, until the earlier to occur of Erpe's sale or other disposition of the Class B Stock owned by it pursuant to the provisions of this Agreement or the dissolution of the Corporation (without the prior written consent of the Corporation and Cambridge) knowingly entice away or otherwise attempt to obtain the withdrawal of any employee of the Corporation.

          C.   Confidentiality. All confidential records, material and
               ---------------
information and copies thereof, and all trade secrets (and without restricting the generality to the foregoing, including inventions, discoveries, methods of processing and production and all data collection and data processing techniques) concerning the business or affairs of the Corporation (collectively "Proprietary Information") shall remain the exclusive property of the Corporation. While a shareholder of the Corporation or at any time thereafter, a Party shall not divulge the contents of such Proprietary Information to any Person (except the Corporation and the qualified employees, auditors and lawyers of such Party) and each Party shall not, at any time, use the contents of such Proprietary Information for any purposes whatsoever, except for the exclusive benefit of the Corporation.

     For purposes hereof, "confidential records, material and information" includes confidential proprietary information of the Corporation related to its business, including but not limited to, any formula, design, prototype, compilation of information, data, database, software, program, code, method, technique or process, information relating to the customers of the Corporation and their respective markets and marketing plans (present and future), information about or relating to their potential business ventures, financial information of all kinds relating to their activities and all information relating to their inventions, ideas and related materials.

     Notwithstanding the foregoing, a Party shall have no confidentiality obligation with respect to Proprietary Information:

     (a) which is or becomes a matter of public knowledge through no breach of this clause by such Party;

     (b)  where disclosure is required by law; or

     (c) where disclosure is required in any action between the Parties or a Party and the Corporation.

          D.   Enforcement. The covenants made in this clause are made by each
               -----------
Party acknowledging that it has specific knowledge of the affairs of the Corporation. If any of the covenants contained in this Section 3 shall be held unreasonable by reason of the area, duration or type or scope of service covered by the said covenant, then the said covenant shall be given effect to in such reduced form as may be decided by any court of competent jurisdiction. Each Party hereby acknowledges that all restrictions hereinbefore contained are reasonable and valid and all defenses to the strict enforcement of all or any portions thereof are hereby waived. In the event that any clause or any portion of any such covenant should be unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenant or of this Agreement and such unenforceable or invalid provisions shall be severable from the remainder of this Agreement.

          E.   Remedies. In the event a Party commits a breach, or threatens to
               --------
commit a breach, of this Agreement, the Corporation and/or the other Party shall have the right and remedy, without the necessity of posting any bond or other surety, to have the provisions of this Agreement enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of the Corporation and/or such other Party, it being acknowledged by each of the Parties that any breach or threatened breach by a Party of any of the provisions of this Agreement will cause irreparable injury to the Corporation and to the other Party and that money damages, in themselves, will not provide an adequate remedy. No failure by the Corporation or a Party to exercise any right or remedy hereunder or under applicable law shall affect such right or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or remedy hereunder or under applicable law. The rights and remedies of the Corporation and the Parties hereunder are cumulative to all rights and remedies under applicable law.

          F.   Conflict. Each of the Parties understands that the other Party
               --------
may be interested, directly or indirectly, in various other businesses and undertakings not included in the Corporation. Each Party understands that the conduct of the business of the Corporation may involve business dealings with such other businesses or undertakings if approved by the Board of Directors of the Corporation. Each of the Parties hereby agrees that the formation of the Corporation and the assumption by each of the Parties to its duties hereunder shall be without prejudice to such Party's rights to have other such interests and activities and each Party waives any rights it might otherwise have, if any, to share or participate in such other interests or activities of the other Party, provided that the same are not in violation of Section 3.5 hereof.

4.   TRANSFER OF SHARES.
     ------------------

     4.1  Restrictions on Transfer. Shares of Common Stock may not be sold,
          ------------------------
assigned, pledged, encumbered or otherwise disposed of by either Party without the other Party's written consent except pursuant to Sections 4.2 or 6 hereof. The share certificates issued by the Corporation shall bear a legend acknowledging the aforementioned restriction and all other restrictions upon the transfer of shares of Common Stock of the Corporation.

     4.2  Rights of First Refusal. In no event may a Party sell any shares of
          -----------------------
the Common Stock owned by such Party prior to the third anniversary of the date of this Agreement unless the other Party shall consent thereto in writing. In the event that either Party shall desire to sell all, but not less than all, of the Common Stock of the Company now owned or hereafter acquired by such party (the "Offered Shares") on or after the third anniversary of the date of this Agreement, such Party (the "Offering Shareholder") must first obtain an Offer (as defined in Section 4.5A below) to purchase the Offered Shares and deliver written notice of the Offer to the other party (the "Non-Offering Shareholder"). The written notice of the Offer must comply with the requirements of Section 4.2F hereof. Thereafter, the following rights shall accrue:

          A. The Non-Offering Shareholder shall have the right to purchase the Offered Shares and if a Non-Offering Shareholder elects to exercise such right then the Offering Shareholder shall sell such shares to the Non-Offering Shareholder for a purchase price equal to the purchase price for such shares set forth in the Offer. The Non-Offering Shareholder shall give written notice to the Offering Shareholder of his election to exercise his right under this
Section 4.2A, if at all, within ninety (90) days after the date the Non-Offering Shareholder receives written notice from the Offering Shareholder of the Offer (the "Exercise Period").

          B. Each Party hereby agrees that it will not sell the Offered Shares until the expiration of the Exercise Period (or the Non-Offering Shareholder has waived in writing his right of first refusal provided for in this Section 4) and, in the event the Non-Offering Shareholder exercises its co-sale rights under Section 4.4 hereof, each Party agrees that it will not sell the Offered Shares unless the Offeree agrees to purchase the Non-Offering Shareholder's shares as provided in Section 4.4.

          C. The purchase price of the Offered Shares shall be payable by the Non-Offering Shareholder in the exercise of his rights set forth in Section 4.2
(i) at the option of the Non-Offering Shareholder either (a) upon substantially equivalent terms to the terms set forth in the Offer, or (b) in cash (by certified or cashier's check), or (ii) upon such other terms as may be mutually agreed by the Offering Shareholder and the Non-Offering Shareholder. The closing of the purchase and sale by the Non-Offering Shareholder under this Section 4 shall occur on a mutually agreeable date within thirty days after the expiration of the

Exercise Period, but may occur on any other mutually agreeable date. Such thirty day period shall be extended as necessary until receipt of all governmental approvals and the expiration of all waiting periods provided that the Non-Offering Shareholder shall take reasonable actions as may be required to obtain such approvals.

          D.   A refusal or failure to exercise any right of first refusal under
Section 4.2 shall not constitute a waiver or refusal of such rights with respect to any other or subsequent Offer.

          E. In the event that the Offered Shares are not sold pursuant to the Offer within ninety (90) days after the expiration of the Exercise Period, then the Offer shall thereupon be deemed to be a new Offer for the purposes of
Section 4.2 and the procedures specified herein must be satisfied as to such new Offer before the Offered Shares may be sold, assigned, pledged, encumbered or otherwise disposed of by the Offering Shareholder, unless the Non-Offering Shareholder otherwise agrees in writing.

          F. For the purposes of this Section 4.2, the written notice of an Offer must be a notice in writing complying with the further requirements of this Section 4.2F, signed by the Offering Shareholder and sent to the Non-Offering Shareholder in one of the ways prescribed in 8.5 hereof. The written notice must contain a true and complete copy of the Offer setting forth the price and all terms and conditions of the Offer and the name, address and a description of the business or other occupation of the offerer. Any notice that does not contain all of the information required in this Section 4.2F or which otherwise does not comply with the requirements of this Section shall not constitute "written notice of the Offer" for the purposes of Section 4.2. The Offering Shareholder agrees to cause the offeror to give the Non-Offering Shareholder such additional information concerning the Offer and the offeror as may be reasonably requested by the Non-Offering Shareholder.

     4.3  Restrictions Applicable to Transferees. Any Common Stock of the
          --------------------------------------
Corporation sold, assigned, pledged, encumbered or otherwise disposed of to any Person, whether the initial transferee or a subsequent transferee and whether or not a party to this Agreement, shall be and remain subject to the restrictions on transfer and encumbrance, rights of first refusal, noncompetition, confidentiality and all other obligations of this Agreement to the same extent as those provisions are applicable to the Parties, provided, however, that no
                                                   --------  -------
such transferee (other than a transferee who is at the time of the transfer a Party hereto) shall be deemed to have the rights and privileges of the Parties hereunder unless such transferee shall execute such agreements, amendments, undertakings and documents, and do such other acts and things, as the Corporation and the non-transferring Party shall reasonably request to further bind the transferee to the terms and conditions of this Agreement.

     4.4  Take-Along. In the event that the Non-Offering Shareholder elects not
          ----------
to exercise his right of first refusal set forth in this Section 4, then the Offering Shareholder, at the request of a Non-Offering Shareholder, which request shall be made in writing during the Exercise Period, shall cause the Offer to be extended to the Non-Offering Shareholder for the purchase of all Common Stock then owned by it on the same terms and conditions set forth in the Offer.

     4.5  Certain Definitions.
          -------------------

          A. For the purposes of this Agreement, the word "Offer" shall mean a legally enforceable bona fide offer in writing, made and signed by an offeror who (i) is not an Affiliate (as defined below) of the Offering Shareholder and
(ii) is a Person financially capable of carrying out the terms of the Offer.

          B. For the purposes of this Agreement, the word "Affiliate" means, with respect to any Person, a director or executive officer of such Person or member of the immediate family of such director or executive officer, or any other Person or group acting in concert in respect of the Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under the common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          C. For the purposes of this Agreement, the word "Person" means any entity, whether an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated organization, business association or firm, joint venture, a government or any agency or instrumentality or political subdivision thereof, or otherwise.

5.   TERM, TERMINATION AND DISSOLUTION.
     ---------------------------------

     5.1  Term. This Agreement shall be effective as of the date first above
          ----
written and shall remain in full force and effect until the earlier of: (a) its termination pursuant to Section 5.2 hereof; or (b) dissolution of the Corporation, whether such dissolution occurs pursuant to Section 5.2 hereof or otherwise.

     5.2  Termination and Dissolution. This Agreement shall be terminated, and
          ---------------------------
the Corporation shall be dissolved upon the occurrence of any one of the events that follows:

          (a) Upon the written consent of all Parties;

          (b) Upon the sale, exchange, disposition, destruction, condemnation or foreclosure of all or substantially all of the assets of the Corporation;

          (c) Upon the election of a Party upon the occurrence and continuation of any of the following events:

                    (i) The other Party is the subject of an order for relief by a bankruptcy court, or admits in writing its inability to pay its debts as they mature, or is generally not paying its debts as those debts become due, or makes an assignment for the benefit of creditors; or the other Party applies for or consents to the appointment of any receiver, custodian, or similar officer for it or for all or any part of its property; or the other Party institutes or consents to any bankruptcy, insolvency, or similar proceeding relating to it or to all or any part of its property under the laws of any jurisdiction; or

                    (ii) Any receiver, custodian, or similar officer is appointed for the other Party without the application or consent of such other Party, and the appointment continues undischarged or unstayed for 60 calendar days; any bankruptcy, insolvency, or similar proceeding relating to the other Party or to all or any part of its property is instituted under the laws of any jurisdiction without the consent of such other Party and continues undismissed or unstayed for 60 calendar days; or any warrant of attachment or execution or similar process is issued or levied against all or any substantial part of the property of the other Party and is not released, vacated, or fully bonded within 20 calendar days after its issue or levy; or

                    (iii) any part of the Common Stock of the other Party is seized by a creditor of such Party, and the same is not released from seizure or bonded out within sixty (60) days from the date of notice of seizure; or

                    (iv) the other Party fails to perform any covenant or agreement contained in this Agreement and the same continues for a period of sixty (60) days after notice thereof is given to such Party by the Corporation or a Party; or

                    (v) any representation or warranty by the other Party shall have been inaccurate in any material respect when made.

          (d) The occurrence of any event which shall make it unlawful for a Party to be a shareholder of the Corporation or a party to this Agreement;

          (e) Upon the inability of the Corporation to continue its operations as provided for in this Agreement as a result of validly issued orders of any governmental authority or court of competent jurisdiction;

          (f) At the election of a Party, if an Event of Force Majeure (as that term is defined below) or other event that makes the continued operation of the Corporation in accordance with the purpose of the Corporation set forth in this Agreement not viable and if any such event lasts for a period of 120 days and the Parties fail to resolve the course of action to be taken therefor within a period of 120 days from the date either Party asserts the application of this subsection by written notice to the other (for the purposes of this Agreement, an "Event of Force Majeure" means riots, storms, fires, earthquakes, explosions, embargoes, government directives or any other law or regulation or labor disputes, acts of God, war, or any other cause which is beyond the reasonable control of either Party);

          (g) At the election of a Party, if (i) the directors of the Corporation, or the Parties hereto, as shareholders, are unable to agree by the requisite vote on material matters respecting management of the Corporation's affairs, or the Parties, as shareholders, fail to elect successors to any director whose term has expired or would have expired upon the election and qualification of his successor, and (ii) as a result of a condition stated in
(i) above, the Corporation is unable to function effectively in the best interests of its creditors and the Parties, as shareholders; or

          (h)  At the election of a Party pursuant to Section 6 hereof.

     5.3  Dissolution and Liquidation.
          ---------------------------

          A. Upon termination of this Agreement pursuant to Section 5.2, each Party shall vote its shares of Common Stock in favor of, and cause its nominees to the Board of Directors to vote in favor of, the dissolution and liquidation of the Corporation, and shall direct the officers of the Corporation to execute and file a certificate of dissolution with the Corporation and Securities Bureau of the Michigan Department of Commerce (the "Corporation Bureau") pursuant to and as provided in the MBCA. In addition, or in the alternative, a Party electing to terminate this Agreement as provided in Section 5.2 may execute and file a certificate of dissolution with the Corporation Bureau.

          B. The Corporation, after dissolution as herein provided, shall continue its corporate existence but shall not carry on business except for the purpose of winding up its affairs as provided in the MBCA. The assets of the Corporation shall be liquidated by the Corporation, as directed by the Board of Directors, and distributed as provided in the MBCA.

     5.4  Survival of Rights and Obligations.  The rights and obligations of the
          ----------------------------------
Parties under Sections 5.3, 8.1, 8.2, 8.3 and 8.14 of this Agreement shall survive the termination of this Agreement. The rights and obligations of the Parties under any other agreement between the Parties and/or the Corporation and any Party shall survive termination of this Agreement in accordance with the terms of any such other agreement.

6.   ELECTION TO TERMINATE AGREEMENT OR PURCHASE SHARES HELD BY OTHER PARTY.
     ----------------------------------------------------------------------

          A. At any time a Party (the "First Party") may elect to terminate this Agreement and dissolve the Corporation pursuant to Section 5.2(h) hereof by delivering written notice of such election (a "Termination Election") to the other Party (the "Second Party") not less than 90 days prior to the effective date of termination and dissolution or may deliver to the Second Party a written election (a "Purchase Election") to purchase all, but not less than all, of the shares of Common Stock held by the Second Party. A Purchase Election, if made, shall specify the purchase price for such shares, which purchase price shall be payable in cash at the closing. Whether or not the First Party shall have delivered a Purchase Election to the Second Party pursuant to the preceding sentence, the Second Party may, but shall have no obligation, to deliver a written counterelection (a "Purchase Counterelection") to the First Party for the purchase by the Second Party of all, but not less than all, of the shares of Common Stock held by the First Party, which Purchase Counterelection must specify a purchase price of not less than three percent (3%) greater than the purchase price set forth in the First Party's election if one is made (which purchase price shall be payable in cash at the closing). The Purchase Counterelection shall be delivered to the First Party, if at all, within fifteen
(15) days after the Second Party shall have received the Termination Election or Purchase Election, as the case may be, from the First Party.

          B. Each Party (including the First Party whether or not it shall have delivered a Purchase Election pursuant to Section 6A) shall thereafter be entitled, but shall not be obligated, to deliver further Purchase Counterelection(s) to the other Party provided that each such Purchase Counterelection shall be at a purchase price not less than three percent (3%) greater than the purchase price of the last Purchase Counterelection delivered by the other Party and shall be delivered to the other Party, if at all, within fifteen (15) days after the date the last Purchase Counterelection was received from the other Party. If a Party fails to make a Purchase Counterelection pursuant to this Section within such time, the other Party (the "Purchasing Party") shall purchase from such Party (the "Selling Party") and the Selling Party shall sell and deliver to the Purchasing Party all, but not less than all, of the shares of Common Stock owned by the Selling

Party at the purchase price specified in the last Purchase Counterelection made by the Purchasing Party.

          C. All elections and counterelections under this Section 6 shall be irrevocable unless the Parties shall otherwise agree.

          D. The closing of any purchase and sale under this Section 6 shall occur on a mutually agreeable date within thirty (30) days after the earlier to occur of the last date the Selling Party could have made a Purchase Counterelection under this Section 6 or the date the Selling Party shall have delivered written notice to the Purchasing Party that it would not make a Purchase Counterelection under this Section 6. Such thirty day period shall be extended as necessary until receipt of all governmental approvals and the expiration of all waiting periods, provided that the Purchasing Party shall take all reasonable actions as may be required to obtain such approvals.

          D. If neither Party shall make a Purchase Election or Purchase Counterelection, as the case may be, under this Section 6, this Agreement shall be terminated and the Corporation shall be dissolved pursuant to Section 5.2 hereof effective as of the date specified in the Termination Notice. If a Purchase Election or Purchase Counterelection is made under this Section 6, this Agreement shall not terminate and/or the Corporation shall not dissolve unless and until the Purchasing Party, after the closing of the purchase and sale provided for herein, as the sole holder of all shares of Common Stock, shall so elect.

7.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     Each Party represents and warrants to the other Party that:

          A. Such Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the full power and authority to own its properties and to carry out its business as now conducted.

          B. Such Party has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement. The entry into, execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on such Party's part, and is the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, or other similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          C. Neither the execution and delivery of this Agreement nor the consummation of transactions contemplated herein will constitute or cause a breach or violation of or any default under (in each case whether with or without notice, passage of time or both), any provisions of any law, ordinance, or regulation applicable to such Party or its business or of the Articles of Incorporation of Bylaws (or comparable governing documents) of such Party or any indenture, mortgage, lease, deed or trust, or other instrument, contract, or other covenant or obligation binding upon such Party or affecting any of such Party's properties, or any order, judgment, arbitration award or decree to which such Party or any of its properties is bound. No authorization, consent or approval of or filing by such Party with, or notification to, any non-governmental body is required to consummate the transactions contemplated by this Agreement.

          D. No approval, authority or consent of, or filing by such Party with, or notification to, any foreign, federal, state or local court, authority or governmental or regulatory body or agency is necessary to authorize the execution and delivery of this Agreement by such Party or the consummation by such Party of the transactions contemplated by this Agreement.

          E. There is no action, suit, proceeding or investigation pending or, to the best knowledge of such Party, threatened or contemplated which questions the legality, validity or propriety of this Agreement or the transactions contemplated hereby.

          F. No broker, finder, agent has been retained or is entitled to be paid by such Party in connection with the transactions contemplated in this Agreement and no brokerage or finder's fee or agent's or other commission has been paid or agreed to be paid by such Party for or on account of any of the transactions contemplated in this Agreement.

8.   MISCELLANEOUS.
     -------------

     8.1  English Language.  This Agreement is in the English language only,
          ----------------
which language shall be controlling in all respects. No translation of this Agreement into German or any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either of the parties hereto.

     8.2  Relationship of the Parties.  This Agreement is not intended to
          ---------------------------
constitute, nor shall it be construed to constitute, the Parties as partners of each other or of the Corporation and nothing contained herein shall constitute either Party or the Corporation an agent of either Party or of the Corporation. Neither Party shall have the authority to act on behalf of the other Party, nor shall the Corporation have the authority to act on behalf of either Party.

     8.3  Necessary Measures. The Parties shall in a timely manner and as
          ------------------
required from time to time take all such actions as may be necessary or appropriate to cause the Corporation and its directors, officers and employees to implement the transactions contemplated in this Agreement, to give full effect to the provisions of this Agreement, and to abstain from taking any actions which would contravene the intent of the provisions of this Agreement, including, but not limited to, casting their votes as shareholders of the Corporation and causing their nominees to the Board of Directors of the Corporation to implement the provisions of this Agreement.

     8.4  Survival and Assignment. This Agreement shall be binding on the
          -----------------------
Parties and the successors and permitted assigns of each of them. Neither party may assign its rights, duties or interests hereunder in whole or in part without the prior written consent of the other party.

     8.5  Notices. All notices, requests, demands or other communications
          -------
hereunder shall be in writing and shall be given by personal service, by prepaid registered airmail (return receipt requested), or by facsimile transmission to the respective Party at the address set forth below. All notices shall be effective upon receipt.

     If to Cambridge:

          5281 Miller Road
          Dearborn, MI 48126

          Attention:   Richard S. Crawford
          Facsimile:   313 496-8451

     with a copy to:

          John J. Collins, Jr., Esq.
          Miller, Canfield, Paddock and Stone
          150 West Jefferson
          Suite 2500
          Detroit, MI 48226

          Facsimile:   313 496-8541

     If to Empe/Ernst:

          Dieselweg 10
          82538 Geretsried
          Germany

          Attention:   P.F. Strohmaier
          Facsimile:   08171/381-207

     with a copy to:

          Astrid Mayer-Krumenacker, Assessorin

          Dieselweg 10
          82523 Geretsried
          Germany

          Facsimile: 08171/381-359

     8.6  Waivers and Amendments.  No failure or delay by either Party in the
          ----------------------
exercise of any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude an additional or further exercise thereof or the exercise of any other right. To be effective, each waiver of any right hereunder must be in writing and signed by the party waiving its right, and such waiver may be made subject to any conditions specified therein. Any amendment to this Agreement shall be in writing and signed by both Parties.

     8.7  Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
represent the entire agreement between the parties hereto and supersede any prior commitments, agreements or understandings (written or verbal) between the Parties with respect to the subject matter.

     8.8  Clause Headings.  The clause headings in this Agreement are inserted
          ---------------
for convenience only and shall be ignored in construing this Agreement.

     8.9  Conflict with Articles of Incorporation or Bylaws.  In the event of
          -------------------------------------------------
any conflict between any provision of this Agreement and the Articles of Incorporation or Bylaws, the provisions of this Agreement shall be deemed to prevail, to the extent permitted by law.

     8.10 Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.11 Severability.  If any term or provision of this Agreement, or the
          ------------
application thereof to any circumstances, shall, to any extent and for any reason, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable term or provision had never been contained herein, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     8.12 Governing Law.  This Agreement shall be governed by and construed,
          -------------
interpreted and enforced in accordance with, the laws of the State of Michigan (other than principles of conflicts of law). Any and all actions concerning any dispute arising under this Agreement may be filed and maintained only in any state or federal court of competent jurisdiction sitting in the State of Michigan. EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR

FEDERAL COURT SITTING IN THE STATE OF MICHIGAN AND EACH WAIVES ANY RIGHT TO
                                                   ------------------------
TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION OR VENUE BASED ON FORUM NON
-------------
CONVENIENS OR SIMILAR CLAIM.

     8.13 No Third Party Beneficiaries.  Except as otherwise expressly provided
          ----------------------------
in this Agreement, nothing is intended to confer, and nothing in this Agreement shall confer, any rights or benefits to any Person other than the Corporation, the Parties and their respective successors and permitted assigns.

     8.14 Arbitration.
          -----------

          A. Any controversy or claim arising out of or relating to this Agreement or any changes, amendments, additions or modifications of this Agreement, or the breach, termination or invalidity of any of the foregoing, shall be settled by arbitration in accordance with Title 9 of the United States Code, as the same may be from time to time amended or recodified (the "Code") and the then current Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") to the extent that the Code and the Rules do not conflict with any provisions of this Section.

          B. The arbitration shall be held at the offices of AAA located in Southfield, Michigan (as the same may be from time to time relocated). The arbitration shall be held before three arbitrators (unless otherwise agreed by the Parties), one arbitrator being selected by each of the Parties and the third arbitrator selected by the other two from a panel of persons identified by AAA.

          C. Any arbitration proceeding hereunder must be instituted within two (2) years after the Party asserting the controversy or claim first obtained knowledge thereof. Failure to institute an arbitration proceeding within such period shall constitute an absolute bar to the institution of any arbitration, judicial or other proceedings respecting such controversy or claim, and a waiver thereof.

          D. Neither Party hereto shall institute an arbitration proceeding hereunder unless, at least thirty (30) days prior thereto, such Party shall have furnished to the other written notice of its intent to do so and of the basis therefor in detail.

          E. The arbitrators shall interpret the Agreement in accordance with the internal laws of the State of Michigan.

          F. Any award, order or judgment pursuant to such arbitration shall be deemed final and shall be entered and enforced in any state or federal court sitting in the State of Michigan. Each Party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such award, order or judgment.

          G. Any award of damages pursuant to such arbitration shall be included in a written decision.

          H. In any arbitration proceeding hereunder, the arbitrators are authorized to award reasonable attorneys' fees and other arbitration-related costs to the prevailing party.

          I. Any arbitration proceeding hereunder shall be conducted on a confidential basis.

          J. No provision of, or the exercise of any rights under, this Section shall limit the right of any Party to seek and obtain provisional or ancillary remedies, such as injunctive relief or other remedies (including, for example, any remedies available under Section 3.5E hereof), from any court having jurisdiction before, during or after pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any Party, including the Party taking such action or instituting such proceeding, to submit a dispute, controversy or claim to arbitration under this Section.

          K. The interpretation and construction of this Section, including, but not limited to, its validity and enforceability, shall be governed by the Code, notwithstanding the choice of law set forth in Section 8.12 of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in Dearborn, Michigan as of the day and year first above written.

                                        CAMBRIDGE INDUSTRIES, INC.

                                        By /s/ Richard  S. Crawford
                                           ------------------------
                                           Its   President
                                               --------------------
                                        ERPE ERNEST PELZ VERTRIEBS GMBH

                                        By /s/ H.P. Scheuer
                                           ------------------------
                                           Its  Chairman of the Board
                                               -----------------------
                                        EMPE ERNEST PELZ GMBH & CO. KG

                                        By /s/ H.P. Scheuer
                                           ------------------------
                                           Its   Secretary
                                               --------------------